UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 27, 2002

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 1 page.

ITEM 5.    OTHER EVENTS

     The purpose of this Current Report on Form 8-K is to announce BB&T's 2002 share buyback program.

EXHIBIT INDEX

Exhibit 99.1 Announcement of share buyback program

February 27, 2002

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Scott E. Reed	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3088	(336) 733-1002

BB&T announces share buyback program

     WINSTON-SALEM, N.C. - Acting under authority granted by its Board of Directors, BB&T Corporation (NYSE:BBT) today announced the approval of a new plan to repurchase up to 40 million shares of its common stock. It is anticipated that share repurchases pursuant to the plan will be made periodically for general corporate purposes.

     The share repurchase plan announced today replaces a plan, approved in Oct. 2000, which authorized BB&T to repurchase up to 20 million shares of its common stock for issuance in specific business combinations to be accounted for as purchases. Approximately 14.8 million shares were repurchased under the 2000 plan. The authority to repurchase additional shares pursuant to the 2000 plan was terminated as a part of the approval of the new plan.

     At Dec. 31, 2001, BB&T had consolidated assets of $70.9 billion and operated 1,081 banking offices through its subsidiaries in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Alabama and Washington, D.C.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ SHERRY A. KELLETT

                                                                                Sherry A. Kellett
                                                                                Senior Executive Vice President and Controller
                                                                                (Principal Accounting Officer)

Date:       February 27, 2002